UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Memphis 60 Purchase and Sale Agreement

Reference is made to the Form 8-K filed on April 29, 2014, the Form 8-K filed on June 4, 2014, and the Form 8-K filed on June 24, 2014, by Reven Housing REIT, Inc. (the “Company”), which reported the entry by the Company into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated April 24, 2014, the First Amendment thereto dated May 31, 2014, and the Second Amendment thereto dated June 19, 2014 (collectively, the “Memphis Agreement”) with H&J Properties, LLC, a Tennessee limited liability company (“H&J Properties”), to purchase a portfolio of up to 61 single-family homes located in Memphis, Tennessee, from H&J Properties, and provided a description of the materials terms of the Memphis Agreement.

On June 30, 2014, the Company, H&J Properties, Memphis Cash Flow, GP, a Tennessee general partnership (“Memphis Cash Flow”), and Equity Trust Company Custodian FBO Hulet T. Gregory IRA Z108673 (“Gregory IRA”), entered into a Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “Memphis Amendment”), pursuant to which the parties amended the Memphis Agreement (i) to decrease the number of single-family homes subject to the Agreement to 60 from 61, (ii) to decrease the total contract purchase price to $4,725,800 from $4,778,700, excluding closing costs and subject to certain adjustments, (iii) to extend the due diligence period through July 5, 2014, and (iv) to add Memphis Cash Flow and Gregory IRA as additional seller parties (collectively, the “Memphis Sellers”). Additionally, the Memphis Amendment provides an escrow holdback of $209,542 to be withheld by the escrow agent until such time as the Memphis Sellers have completed all repairs to certain of the homes to the Company’s reasonable satisfaction. The holdback repairs are to be completed by the Memphis Sellers, at the Memphis Sellers’ sole cost and expense, not later than 90 days after the closing, and upon the completion of all holdback repairs, the escrowed funds will then be released to the Memphis Sellers.

The foregoing description of the Memphis Amendment is qualified in its entirety by reference to the full text of the Memphis Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Jacksonville 49 Purchase and Sale Agreement

Reference is made to the Form 8-K filed on May 6, 2014 and the Form 8-K filed on June 27, 2014 by the Company, which reported the entry by the Company into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated May 5, 2014 and the First Amendment thereto dated June 25, 2014 (collectively, the “Jacksonville Agreement”) with BGF Homes, LLC, a Florida limited liability company, CJJ Development II, LLC, a Florida limited liability company, DCCF Properties, LLC, a Florida limited liability company, NBJW Properties, LLC, a Florida limited liability company, North Jacksonville Rentals, LLC, a Florida limited liability company, Rams Real Estate Holdings, LLC, a Florida limited liability company, and Obadiah G. Dorsey, an individual, (collectively, the “Jacksonville Sellers”), to purchase a portfolio of 49 single-family homes located in the Jacksonville, Florida, metropolitan area from the Jacksonville Sellers, and provided a description of the materials terms of the Jacksonville Agreement.

On July 2, 2014, the Company and the Jacksonville Sellers entered into a Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (the “Jacksonville Amendment”), pursuant to which the parties amended the Jacksonville Agreement (i) to assign the Company’s rights and interest in the Jacksonville Agreement to Reven Housing Florida, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and (ii) to delay the purchase of three homes subject to the Jacksonville Agreement until such time as the homes are leased under certain conditions. If one or more of such homes are not leased under the specified conditions within 60 days after the date of the Jacksonville Amendment, then the buyer may elect not to proceed with the purchase of such homes.

The foregoing description of the Jacksonville Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 60).

Exhibit 10.2	Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 49).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: July 7, 2014	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer